Exhibit 21
Pinnacle Entertainment, Inc.
List of Subsidiaries

Subsidiary	State of Organization	Name(s) under which Subsidiary does Business
ACE Gaming, LLC	New Jersey
AREH MLK LLC	Delaware
AREP Boardwalk Properties LLC	Delaware
Belterra Resort Indiana, LLC	Nevada	Belterra Casino Resort & Spa
Boomtown, LLC	Delaware
Brighton Park Maintenance Corp.	New Jersey	Brighton Park
Casino Magic, LLC	Minnesota
Casino Magic (Europe) B.V.	Netherlands
Casino Magic Hellas Management Services, S.A.	Greece
Casino One Corporation	Mississippi	Lumière Place Casino & Hotels
Double Bogey, LLC	Texas
Landing Condominium, LLC	Missouri
Louisiana-I Gaming, A Louisiana Partnership in Commendam	Louisiana	Boomtown New Orleans
Mitre Associates LLC	Delaware
OGLE HAUS, LLC	Indiana	Ogle Haus Inn
Pinnacle Retama Partners, LLC	Texas	Retama Park
PNK (Baton Rouge) Partnership	Louisiana	L'Auberge Casino & Hotel Baton Rouge
PNK (Biloxi), LLC	Delaware
PNK (BOSSIER CITY), Inc.	Louisiana	Boomtown Bossier City
PNK Development 7, LLC	Delaware	Heartland Poker Tour
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Development 10, LLC	Delaware
PNK Development 11, LLC	Nevada
PNK Development 13, LLC	New Jersey
PNK Development 17, LLC	Nevada
PNK Development 18, LLC	Delaware
PNK Development 28, LLC	Delaware
PNK Development 29, LLC	Delaware
PNK Development 30, LLC	Delaware
PNK Development 31, LLC	Delaware
PNK Development 32, Inc.	Nevada
PNK (ES), LLC	Delaware	HoteLumière
PNK Holdings, Inc.	Delaware
PNK (Kansas), LLC	Kansas
PNK (LAKE CHARLES), L.L.C.	Louisiana	L'Auberge Casino Resort Lake Charles
PNK (Ohio), LLC	Ohio	River Downs
PNK (Ohio) II, LLC	Ohio
PNK (Ohio) III, LLC	Ohio
PNK (RENO), LLC	Nevada	Boomtown Reno
PNK (River City), LLC	Missouri	River City Casino
PNK (SA), LLC	Texas
PNK (SAM), LLC	Texas
PNK (SAZ), LLC	Texas
PNK (SCB), L.L.C.	Louisiana

PNK (STLH), LLC	Delaware
PNK (ST. LOUIS RE), LLC	Delaware
PNK (VN), Inc.	Cayman Islands
Port St. Louis Condominium, LLC	Missouri
President Riverboat Casino-Missouri, Inc.	Missouri
PSW Properties LLC	Delaware
Realty Investment Group, Inc.	Delaware
Riverside Community Improvement District, Inc.	Missouri
Riverside Warehousing, LLC	Missouri
St. Louis Warehousing Properties, LLC	Missouri
Yankton Investments, LLC	Nevada

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